U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

SIGNA SPORTS UNITED N.V.*

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kantstraße 164, Upper West 10623 Berlin, Federal Republic of Germany Tel: +49 (30) 700 108 900 (Address of principal executive offices)	Not Applicable (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, nominal value €0.12 per share	The New York Stock Exchange
Public Warrants, each whole warrant to purchase one Ordinary Shares at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-257685

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

*

Immediately prior to the completion of the offering to which this Registration Statement relates, we intend to undertake a change of legal form and to change our name from SIGNA Sports United B.V. to SIGNA Sports United N.V. All securities being registered herein will be issued by SIGNA Sports United N.V., a public limited liability company incorporated in the Netherlands.

Item 1. Description of Registrant’s Securities to be Registered.

SIGNA Sports United N.V. (the “Registrant”) hereby incorporates by reference the descriptions of its ordinary shares, nominal value €0.12 per share (the “Ordinary Shares”), and public warrants, each whole warrant to purchase one Ordinary Share at an exercise price of $11.50 (the “Public Warrants”) to be registered hereunder contained under the section “Description of TopCo Securities and Articles of Association” in the Registration Statement on Form F-4 of the Registrant (Reg. No. 333-257685), as originally filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2021, as subsequently amended (the “Registration Statement”), to which this Form 8-A relates. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The Ordinary Shares and Public Warrants to be registered hereunder have been approved for listing on The New York Stock Exchange (“NYSE”) under the symbols “SSU” and “SSU WS”, respectively.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference hereby, because no other securities of the Registrant are registered on NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIGNA SPORTS UNITED B.V.

By:	/s/ Stephan Zoll
Stephan Zoll
Chief Executive Officer

Dated: December 13, 2021